Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on amendment No. 1 to Form F-1 of our report dated February 17, 2023, relating to the consolidated financial statements of Golden Heaven Group Holdings Ltd. as of and for the years ended September 30, 2022 and 2021, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on February 17, 2023.

/s/ B F Borgers CPA PC

Lakewood, Colorado

February 17, 2023